Exhibit 16.1: Thomas Leger & Co., LLP letter to the SEC


Thomas Leger & Co., L.L.P.
Certified Public Accountants
1235 N. Loop West,
Suite 907 Houston, Texas 77008-4707
(713) 868-1065 (713)869-3297

May 20, 2003
Securities & Exchange Commission
450 fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We were previously the independent auditors of ASCONI CORPORATION and under the date of February 28, 2003, we reported on the consolidated balance sheets of ASCONI CORPORATION as of December 31, 2002 and 2001, and the related consolidated statements of income and other comprehensive income, shareholders' equity and cash flows for the years then ended.

We have read the statements made by ASCONI CORPORATION which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-KA, as part of the Company's Form 8-KA report dated May 19, 2003. We agree with such statements except that we are not in a position to agree or disagree with ASCONI CORPORATION'S statement Michaelson & Company, PA is its new independent auditors.

Very truly yours,


/s/ Thomas Leger & Co., L.L.P.
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Thomas Leger & Co., L.L.P.